Morgan Stanley Quality Income Trust
                          Item 77(O) 10F-3 Transactions
                     September 30, 2003 - February 29, 2004



 Security   Purcha   Size    Offeri   Total   Amount   % of    % of
Purchased     se/     of       ng    Amount     of    Offeri   Fund   Brokers
             Trade  Offeri   Price     of     Shares    ng      s
             Date     ng       of   Offering  Purcha  Purcha   Tota
                             Shares             sed     sed     l
                                                By      By     Asse
                                               Fund    Fund     ts
            10/22/  10,004   $99.95 $1,000,0  480,22   0.05%   0.39   Banc of
 Telecom      03     ,702            00,000      0              %     America
  Italia                                                             Securities
 Capital                                                                LLC,
                                                                     Citigroup,
                                                                       Credit
                                                                       Suisse
                                                                       First
                                                                     Boston, JP
                                                                      Morgan,
                                                                       Lehman
                                                                     Brothers,
                                                                      Merrill
                                                                     Lynch & Co
                                                                     and Morgan
                                                                      Stanley

            11/18/  5,015,   $99.70 $500,000  345,00   0.01%   0.29
 Imperial     03      045             ,000       0              %     Barclays
 Chemical                                                             Capital,
Industries                                                           Citigroup,
   PLC                                                                  UBS
                                                                     Investment
                                                                       Bank,
                                                                       Morgan
                                                                      Stanley,
                                                                      ABN AMRO
                                                                     Incorporat
                                                                     ed, HSBC,
                                                                       Mizuho
                                                                     Internatio
                                                                      nal plc,
                                                                      Standard
                                                                     Chartered
                                                                      Bank and
                                                                     The Royal
                                                                      Bank of
                                                                      Scotland







            11/19/  15,039   $99.74 $1,500,0  315,80   0.02%   0.11  Citigroup,
              03     ,101            00,000      0              %     Goldman
Hutchison                                                              Sachs
 Whampoa                                                               (Asia)
Internatio                                                           LLC, HSBC,
   nal                                                                Merrill
 (033/33)                                                             Lynch &
 Limited                                                                Co,
                                                                      Deutsch
                                                                      Bank, JP
                                                                     Morgan and
                                                                       Morgan
                                                                      Stanley


            12/10/  5,008,   $99.84 $500,000  345,00   0.07%   0.29  Citigroup,
Internatio    03      012             ,000       0              %     Deutsche
nal Paper                                                              Bank,
 Company                                                               Credit
                                                                       Suisse
                                                                       First
                                                                     Boston, JP
                                                                     Morgan and
                                                                       Lehman
                                                                      Brothers